UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2011

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 588-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On October 12, 2011, the Board of Directors of The St. Joe Company (the “Company”) appointed Park Brady as Chief Executive Officer. Mr. Brady, 64, was appointed as the Company’s Chief Operating Officer effective March 21, 2011, and will continue to serve in that position. Mr. Brady served as President and Chief Executive Officer of ResortQuest, the nation’s largest vacation rental company, from June 2007 to March 2011. Mr. Brady began his career at ResortQuest in 1998 as the Regional Manager of the Western U.S., later serving as the Corporate Vice President and as Chief Operating Officer.

Mr. Brady will not receive additional compensation in connection with his appointment as Chief Executive Officer. There are no family relationships between Mr. Brady and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Brady that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Janna L. Connolly
Janna L. Connolly
Senior Vice President and Chief Financial Officer

Date: October 13, 2011